Exhibit 10.3

FOWLER DISTRIBUTION CENTER LEASE

1. BASIC TERMS: This Section 1 contains the Basic Terms of this Lease between Landlord named below. Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.1	Date of Lease: May 17, 2006

1.2.	Landlord: Fowler DC, LLC, a Florida limited liability company

1.3.	Tenant: Digital Lightwave, Inc.

Address: 15550 Lightwave Drive, Clearwater, FL 33760

County: Pinellas

1.4.	Premises, Property and Zoning: See Exhibit .A”: The Premises includes approximately 12,800 rentable square feet. (as defined in Exhibit “A” hereto).

1.5.	Lease Term: 12 months (“Term”). Commencing May 17, 2006 (“Commencement Date”) and ending May 17, 2007 (“Expiration Date”)

1.6.	Permitted Uses: (See Section 4) General office and warehouse/ distribution, including warehousing and fleet maintenance.

1.7.	Tenant’s Guarantor: NONE

1.8 (A)	Tenant’s Brokers: NONE

1.8 (B)	Landlord’s Broker: Cushman & Wakefield

1.9.	Security/Damage Deposit: (See Section 4) $ 3,360.00

1.10.	Vehicle Parking Ratio Allocated Tenant: 2 spaces (See Section 4)

1.11.	Base Rent Payable by Tenant Is:

PERIOD
(FROM /TO)	MONTHLY BASE RENTAL

5/17/06 –5/17/07:	$3,360.00 plus Additional Rent and sales tax

1.12.	Initial Estimated Additional Rent Payable by Tenant: (See Section 3) $1,258.67 per month

1.13.	Tenant’s Proportionate Share: 3.37%

1.14.	Riders to Lease: The following riders are attached to and made a part of this Lease. (If none, so state)

(A) N/A

(B) Rules and Regulations Rider

2. LEASE OF PREMISES; RENT

2.1. Lease of Premises for Lease Term: Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease.

2.2. Types of Rental Payments: Tenant shall pay rents of (a) net base rent payable in monthly installments as set forth in Section 1.11 hereof, in advance, on the first day of each and every calendar month during the Term of this Lease (the “Base Rent”); and (b) Tenant’s Proportionate Share of Operating Expenses (defined below) and any other amounts owed by Tenant hereunder (collectively, “Additional Rent”); and (c) in the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within 10 days of the date when due, a late charge in an amount equal to 5% of the then-delinquent installment of Base Rent and/or Additional Rent (the “Late Charge”; the Late Charge, Base Rent and Additional Rent shall collectively be referred to as “Rent”), to Fowler DC, LLC Attn: Jay Kennedy, 2910 Bay to Bay Blvd., Suite 200, Tampa, FL 33629 (or such other entity designated as Landlord’s management agent, if any, and if Landlord so appoints such a management agent, the. Agent”), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise in writing.

2.3. Covenants: Concerning Rental Payments. Tenant shall pay all Rent promptly when due, without notice or demand, and without any abatement, deduction or setoff, except as may otherwise be expressly and specifically provided in this Lease. All such payments shall be payable only in the lawful currency of the United States of America, and for the purpose of determining the timeliness thereof, must be received in full at the address stated in Section 2.2, by the due date (i.e., the first day of each month) stipulated therein. No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy available to Landlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first calendar month of the Term shall be prorated on a per diem basis, and paid to Landlord on the Commencement Date, and the Term will be extended to terminate on the last day of the calendar month in which the Expiration Date stated in Section 1.5 occurs. Base Rental payments for months during which more than one Base Rental rate apply pursuant to Section 1.11 hereof shall be prorated based on the number of days allocable to each such applicable Base Rental rate during such month pursuant to Section 1.11.

3. OPERATING EXPENSES

3.1. Definitional Terms Relating to Additional Rent: For purposes of this Section and other relevant provisions of the Lease:

3.1.1. Operating Expenses: The term “Operating Expenses” shall mean all costs and expenses paid or incurred with respect to the ownership, repair, replacement, restoration, maintenance and operation of the Property, including, without limitation, the following: (i) all costs, wages and benefits of employees or other agents of Landlord or Agent engaged in the operation, maintenance or rendition of other services to or for the Property; (ii) to the extent not separately metered, billed, or furnished, all charges for utilities and services furnished to either or both of the Property and the Premises (including, without limitation, the Common Areas [as hereinafter defined]), together with any taxes on such utilities; (iii) all premiums for casualty, workers’ compensation, liability, boiler, flood and all other types of insurance provided by Landlord and relating to the Property; (iv) the cost of all supplies, tools, materials and equipment utilized in the ownership and operation of the Property, and sales and other taxes thereon; (v) amounts charged by any or all of contractors, materialmen and suppliers for services, materials and supplies furnished in connection with any or all of the operation, repair and maintenance of any part of the Property; (vi) management fees to Agent or other persons or management entities actually involved in the management and operation of the Property (which persons or management entities may be affiliates of Landlord); (vii) any capital improvements made by, or on behalf of, Landlord to the Property that are either or both (a) designed to reduce Operating Expenses and (b) required to keep the Property in compliance with all governmental laws, rules and regulations (enacted from and after the date of this Lease) applicable thereto, from time to time; (viii) all professional fees incurred in connection with the operation, management and maintenance of the Property; and (ix) Taxes, as hereinafter defined.

3.1.2. Taxes: The term “Taxes,” as referred to in Section 3.1.1 (ix) above shall mean (i) all governmental taxes, assessments, fees and charges of every kind or nature (other than Landlord’s income taxes), whether general, special, ordinary or extraordinary, due at any time or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Property, or of the personal property and equipment located therein or used in connection therewith; and (ii) any reasonable expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Property. For purposes hereof, Taxes for any year shall be Taxes that are due for payment or paid in that year rather than Taxes that are assessed, become a lien, or accrue during such year.

3.1.3. Operating Year: The term “Operating Year” shall mean the calendar year commencing January 1st of each year (including the calendar year within which the Commencement Date occurs) during the Term.

3.1.4. Exclusions from Operating Expenses: Notwithstanding the foregoing, “Operating Expenses” shall exclude or have deducted from them, as the case may be and shall be appropriate:

1.	Commissions payable to any real-estate broker for the leasing of space;

2.	Costs to cure defects in the workmanship or materials of the Work Items to be performed by the Landlord;

3.	Costs for any work performed by Landlord for and at the expense of any other tenant;

4.	Interest or penalties for overdue payment of taxes to the extent Landlord has received sufficient funds from tenants to pay such taxes;

5.	Costs to Landlord for repairs made as a result of a casualty or condemnation to the extent that the Landlord receives casualty and condemnation proceeds from a third party;

6.	Attorney’s fees, costs and other expenses incurred by Landlord in connection with the enforcement of the obligations of any other tenant or negotiation of disputes with existing or prospective tenants;

7.	Costs of tenant improvements performed by Landlord for other tenants;

8.	Costs incurred by Landlord due to the violation by Landlord of any of the terms and conditions of the Lease;

9.	Interest or other costs associated with Landlord’s financing of the property or any portion thereof; and

10.	Executive’s salaries above the grade of property manager.

3.2. Payment of Operating Expenses: Tenant shall pay as Additional Rent and in accordance with the requirements of Section 3.3, its Proportionate Share of the Operating Expenses as set forth in Section 3.3. The Additional Rent commences to accrue upon the Commencement Date. The Tenant’s Proportionate Share of Operating Expenses payable hereunder for the Operating Years in which the Term begins and ends shall be prorated to correspond to that portion of said Operating Years occurring within the Term. Tenant’s Proportionate Share of Operating Expenses and any other sums due and payable under this Lease shall be adjusted upon receipt of the actual bills therefore and the obligations of this Section 3 shall survive the termination or expiration of the Lease.

3.3. Payment of Additional Rent: Landlord shall have the right to reasonably estimate the Operating Expenses for each Operating Year. Upon Landlord’s or Agent’s notice to Tenant of such estimated amount, Tenant shall pay, on the first day of each month during that Operating Year, an amount (the “Estimated Additional Rent”) equal to the estimate of the Tenant’s Proportionate Share of Operating Expenses divided by 12 (or the fractional portion of the Operating Year remaining at the time Landlord delivers its notice of estimated Operating Expenses due from Tenant for that Operating Year). Within sixty (60) days after the end of each Operating Year, Landlord shall deliver a written statement to Tenant detailing the actual Operating Expenses incurred during the preceding Operating Year: (“Landlord’s Statement”). If the aggregate amount of Estimated Additional Rent actually paid by Tenant during any Operating Year is less than Tenant’s actual ultimate liability for Operating Expenses for that particular Operating Year, Tenant shall pay the deficiency within thirty (30) days of Landlord’s written demand therefore. If the aggregate amount of Estimated Additional Rent actually paid by Tenant during a given Operating Year exceeds Tenant’s actual liability for such Operating Year, the excess shall be credited against the Estimated Additional Rent next due from Tenant during the immediately subsequent Operating Year, except that in the event that such excess is paid by Tenant during the final lease Year, then upon the expiration of the Term, Landlord or Agent shall pay Tenant the then-applicable excess within thirty (30) days after determination thereof. No interest shall be payable to Tenant on account of such payments of Estimated Additional Rent and such payments may be commingled.

Tenant’s Audit Rights: After reasonable advance notice to Landlord, Tenant shall have the right to review and audit the books and records of Landlord relating to Additional Rent during normal business hours at the office of Landlord no more than once per calendar year. The audit must be requested within one hundred eighty (180) days of receipt of the Landlord’s Statement and shall only be applicable to the prior Operating Year. Except as specifically provided below, the audit will be conducted at Tenant’s expense, and shall be conducted by a certified public accountant or by qualified personnel from Tenant’s accounting department and the results of any such audit shall be kept confidential by Tenant. If Tenant’s audit reveals that the Additional Rent charged to Tenant for the applicable Operating Year exceeds or was less than Tenant’s actual Proportionate Share of the actual Additional Rent, and such variance is confirmed by an accountant mutually selected by Landlord and Tenant, then Landlord will promptly reimburse Tenant for any such overcharge or Tenant will pay any such undercharge promptly after such final determination. In the event of a confirmed overcharge of Additional Rent in excess of 7%, Landlord also shall reimburse Tenant for the actual out-of-pocket costs incurred by Tenant to perform such audit, but not in excess of an amount equal to 100% of the overcharge.

4. USE OF PREMISES AND COMMON AREAS; SECURITY/DAMAGE DEPOSIT

4.1. Use of Premises and Property: The Premises shall be used by the Tenant for the purpose(s) set forth in Section 1.6 above and for no other purpose whatsoever. Tenant shall have unrestricted access to the Premises on a twenty four (24) hour per day basis, subject to such reasonable rules and regulations as Landlord may establish, including, without limitation, the rules and regulations set forth on the Rules and Regulations Rider attached hereto. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises or the Property, in any manner that may (a) violate any Certificate of Occupancy for the Premises or the Property; (b) cause, or be liable to cause, injury to, or in any way impair the proper utilization of, all or any portion of the Property (including, but not limited to, the structural elements of the Property) or any equipment, facilities or systems therein; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies or the rules and regulations of the Property, including any covenant, condition or restriction affecting the Property; (d) exceed the load bearing capacity of the floor of the Premises; (e) impair or tend to impair the character, reputation or appearance of the Property; or (f) unreasonably annoy, inconvenience or disrupt the operations or tenancies of other tenants or users of the Property.

4.2. Use of Common Areas: As used herein, “Common Areas” shall mean all areas within the Property that are available for the common use of tenants of the Property and that are not leased or held for the exclusive use of Tenant or other tenants or licensees, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Tenant shall have the nonexclusive right to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may uniformly establish from time to time. Tenant shall not interfere with the rights of any or all of Landlord, other tenants or licensees, or any other person entitled to use the Common Areas. Landlord, from time to time, may change any or all of the size, location, nature and use of any of the Common Areas although such changes may result in inconvenience to Tenant, so long as such changes do not materially and adversely affect Tenant’s use of the Premises, access to the Premises and access to the loading docks and doors of the Premises. In addition to the foregoing, Landlord may, at any time, upon reasonable prior notice to Tenant, temporarily close or suspend access to any Common Areas to perform any acts in the Common Areas as, in Landlord’s reasonable judgment, are desirable to improve or maintain either or both of the Premises and the Property, or are required in order to satisfy Landlord’s obligations under either or both of Sections 13.2 and 18; provided, however, that Landlord shall use reasonable efforts not to disrupt Tenant’s use and operation of the Premises in connection therewith.

4.3. Signage: Tenant shall not affix any sign of any size or character to any portion of the Property, without prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to either or both of the Property and the Premises caused by, or resulting from, such removal.

4.4. Security/Damage Deposit: Simultaneously with the execution and delivery of this Lease, Tenant shall deposit with Landlord or Agent the sum set forth in Section 1.9 above, in cash (the “Security”), representing security for the performance by Tenant of the covenants and obligations hereunder. The Security shall be held by Landlord or Agent, without interest, in favor of Tenant; provided, however, that no trust relationship shall be deemed created thereby and the Security may be commingled with other assets of Landlord. If Tenant defaults in the performance of any of its covenants hereunder, Landlord or Agent may, with notice to Tenant, apply all or any part of the Security, to the extent required for the payment of any Rent or other sums due from Tenant hereunder, in addition to any other remedies available to Landlord. In the event the Security is so applied, Tenant shall, upon demand, immediately deposit with Landlord or Agent a sum equal to the amount so used. If Tenant fully and faithfully complies with all the covenants hereunder, the Security (or any balance thereof) shall be returned to Tenant within 30 days after the last to occur of (i) the date the Term expires or terminates or (ii) delivery to Landlord of possession of the Premises. Landlord shall deliver the Security to any purchaser of Landlord’s interest in the Premises [or any Successor Landlord (defined below), if applicable], and thereupon Landlord and Agent shall be discharged from any further liability with respect to the Security.

4.5. Parking: Tenant and Tenant’s employees, agents and invitees (hereinafter referred to as “Tenant’s Affiliates”) shall be entitled to utilize only the amount of parking spaces as is consistent with the size of the Premises and the overall ratio of parking spaces to leasable space provided in the Property, as given in Section 1.10. Neither Tenant nor Tenant’s Affiliates shall with their vehicles block parking areas or hinder normal traffic flow within the Property. Subject to the notice and cure provisions of Section 21, a violation of this paragraph by Tenant or Tenant’s Affiliates shall be a default under this Lease. The Landlord reserves the right to control the method, manner and time of, however, Landlord shall not be responsible for policing, such parking.

5. CONDITION AND DELIVERY OF PREMISES

5.1. Condition of Premises: Tenant agrees that Tenant is familiar with the condition of both the Premises and the Property, and, Tenant hereby accepts the foregoing on an “AS-IS,” “WHERE-IS” basis. Tenant acknowledges that neither Landlord nor Agent nor any representative of Landlord has made any representation as to the condition of the foregoing or the suitability of the foregoing for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of the foregoing. Neither Landlord nor Agent shall be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the foregoing in connection with, or in consideration of, this Lease, except (a) as set forth in Sections 13.2 and 18.

6. SUBORDINATION; NOTICES TO SUPERIOR LESSORS AND MORTGAGEES; ATTORNMENT

6.1. Subordination: Provided that Tenant is provided with a reasonable and customary subordination, nondisturbance and attornment agreement duly executed by the holder of any mortgage or deed of trust or the Landlord pursuant to any ground lease, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting either or both of the Premises and the Property and (b) any mortgage or deed of trust that may now exist or hereafter be placed upon, and encumber, any or all of the Property; any ground leases or underlying leases for the benefit of the Property; or all or any portion of Landlord’s interest or estate in any of said items. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases that benefit the Property or any such mortgage or deed of trust liens to this Lease. Tenant shall execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents evidencing the priority of subordination of this Lease with respect to any such ground leases or underlying leases for the benefit of the Property or any such mortgage or deed of trust.

Concurrently with the execution of this Lease, Landlord shall cause any current holders of interests superior to this Lease to execute and deliver to Tenant a nondisturbance and attornment agreement in form reasonably acceptable to Tenant.

6.2. Estoppel Certificates: Tenant agrees, from time to time and within seven (7) days after request by Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating such matters pertaining to this Lease as may be reasonably requested by Landlord. Failure by Tenant to timely execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included therein are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this section may be relied upon by any prospective purchaser or mortgagee of the Property or of any interest therein or any other Landlord designee.

6.3. Transfer for Landlord: In the event of a sale or conveyance by Landlord of the Property, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to Landlord’s successor in interest with respect thereto and agrees to attorn to such successor, provided such successor agrees to assume Landlord’s obligations hereunder.

7. QUIET ENJOYMENT: Landlord represents that it is the fee simple owner of the Property and has full authority to lease the Premises to Tenant in accordance with the terms of this Lease. Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder, Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord. This covenant shall be construed as a covenant running with the Property and is not a personal covenant of Landlord. Notwithstanding the foregoing, however, Tenant acknowledges and agrees that Landlord shall have the unfettered and unilateral right to use portions of the Common Areas (inclusive of the roof of the Building) for such purposes and uses as Landlord may desire; provided, however, that in all events and under all circumstances, Landlord’s use of any portion of the Common Areas shall not interfere, in any material respect, with any or all of (a) Tenant’s rights to occupy and use the Common Areas (in the manner and for the purposes contemplated hereunder); (b) Tenant’s right to utilize the vehicular parking areas located on the Common Areas; and (c) Tenant’s right of access, ingress and egress to and from the Common Areas. Landlord shall also have the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Premises, in locations which will not materially interfere with Tenant’s use thereof, and serving other areas of the Building or the Property.

8. ASSIGNMENT, SUBLETTING AND MORTGAGING

8.1. Prohibition: Tenant acknowledges that this Lease and the Rent due under this lease have been agreed to by Landlord in reliance upon Tenant’s reputation and creditworthiness and upon the continued operation of the Premises by Tenant for the particular use set forth in Section 4 above; therefore, Tenant shall not, whether voluntarily, or by operation of law, or otherwise: (a) assign or otherwise transfer this Lease; (b) sublet the Premises or any part thereof, or allow the same to be used or occupied by anyone other than Tenant; or (c) mortgage, pledge, encumber, or otherwise hypothecate this Lease or the Premises, or any part thereof, in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord, which consent Landlord will not unreasonably withhold or delay; provided, however, that Tenant may assign its rights under this Lease to the Guarantor without obtaining Landlord’s consent. Any purported assignment, mortgage, transfer, pledge or sublease made without the prior written consent of Landlord, other than an assignment to the Guarantor, shall be absolutely null and void. No assignment of this Lease shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee’s assumption of all obligations of Tenant hereunder. Any consent by Landlord to a particular assignment, sublease or mortgage shall not constitute consent or approval of any subsequent assignment, sublease or mortgage, and Landlord’s written approval shall be required in all such instances.

No consent by Landlord to any assignment or sublease, and any such assignment or sublease, shall be deemed to release Tenant from its obligations hereunder and Tenant shall remain fully liable for performance of all obligations under this Lease.

8.2. Rights of Landlord: If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of its rights), collect Rent from the assignee, subtenant or occupant. Landlord or Agent may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 8. With respect to the allocable portion of the Premises sublet, in the event that the total rent and any other considerations received under any sublease by Tenant is greater than the total Rent required to be paid, from time to time, under this Lease, Tenant shall pay to Landlord fifty percent (50%) of such excess as received from any subtenant and such amount shall be deemed a component of the Additional Rent.

8.3. Permitted Transfers: The provisions of Section 8.1(a) shall apply to a transfer of a majority of the voting stock of Tenant or to any other change in voting control of Tenant (if Tenant is a corporation), or to a transfer of a majority (i.e. greater than 50% interest) of the general partnership or membership interests in Tenant (if Tenant is a partnership or a limited liability company) or managerial control of Tenant (if Tenant is a partnership), or to any comparable transaction involving any other form of business entity, whether effectuated in one or more transactions, as if such transfer were an assignment of this Lease; but said provisions shall not apply to such a transfer, provided, in any of such events, the successor to Tenant (or any party remaining liable for the obligations of Tenant hereunder) (i) has a net worth at least equal to the net worth of Tenant as of the Commencement Date or (ii) is capable of satisfying Tenant’s obligations hereunder, in Landlord’s reasonable judgment. Any such permitted transferee shall execute and deliver to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee’s assumption of all obligations of Tenant hereunder.

9. COMPLIANCE WITH LAWS

9.1. Compliance with Laws: Tenant shall, at its sole expense (regardless of the cost thereof), comply with all local, state and federal laws, rules, regulations and requirements now or hereafter in force and all judicial and administrative decisions pertaining thereto (collectively, “laws”) pertaining to either or both of the Premises and Tenant’s use and occupancy thereof. If any license or permit is required for the conduct of Tenant’s business in the Premises, Tenant, at its expense, shall procure such license prior to the Commencement Date, and shall maintain such license or permit in good standing throughout the Term. Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged violation of any law or requirement of any governmental or administrative authority with respect to either or both of the Premises and the use or occupation thereof. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that any such Law pertaining to the Premises has been violated, shall be conclusive of that fact as between Landlord and Tenant.

Landlord represents that, as of the date of this Lease, to Landlord’s Actual Knowledge (as hereinafter defined) Landlord has not received any notice from any governmental agency that the Building and Premises are not in compliance with all applicable laws and ordinances and all rules, orders and regulations of all governmental authorities which noncompliance remains uncorrected. For purposes hereof, the term “governmental authorities” shall be deemed to mean and include any federal, state or local governmental or quasi-governmental authority, department or tribunal having jurisdiction over the Building. The term “Landlord’s Actual Knowledge” as used in this Lease shall mean the actual (as opposed to deemed, imputed, or constructive) knowledge of Ron Smith, the Regional Director of First Industrial Realty Trust, Inc., an affiliate of Landlord.

9.2. Hazardous Materials: If during the Term (or any extension thereof) any Hazardous Material (defined below) is generated, transported, stored, used, treated or disposed of at, to, from, on or in either or both of the Premises and the Property by, or as a result of any act or omission of, any or all of Tenant and any or all of Tenant’s Parties (defined below): (i) Tenant shall, at its own cost, at all times comply (and cause all others to comply) with all laws (federal, state or local) relating to Hazardous Materials, including, but not limited to, all Environmental

Laws (defined below), and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; (ii) Tenant shall promptly provide Landlord or Agent with complete copies of all communications, permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the presence, release, threat of release, or placement of Hazardous Materials on or in the Premises or any portion of the Property, or the generation, transportation, storage, use, treatment, or disposal at, on, in or from the Premises, of any Hazardous Materials; (iii) Landlord, Agent and their respective agents and employees shall have the right to either or both (x) enter the Premises upon reasonable prior notice and (y) conduct appropriate tests for the purposes of ascertaining Tenant compliance with all applicable laws (including Environmental Laws), rules or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of either or both of the Premises and the Property. This Section 9.2 does not authorize the generation, transportation, storage, use, treatment or disposal of any Hazardous Materials at, to, from, on or in the Premises in contravention of this Section 9. Tenant covenants to investigate, clean up and otherwise remediate, at Tenant’s sole expense, any release of Hazardous Materials caused or created by any or all of (A) Tenant and (B) any or all of Tenant’s officers, directors, invitees, agents, employees, contractors or representatives (“Tenant Parties”) during the Term. Such investigation and remediation shall be performed only after Tenant has obtained Landlord’s prior written consent; provided, however, that Tenant shall be entitled to respond immediately to an emergency without first obtaining such consent. All remediation shall be performed in strict compliance with Environmental Laws and to the reasonable satisfaction of Landlord. Tenant shall be liable for any and all conditions covered hereby, and for all costs relating thereto, that are caused or created by any or all of Tenant and any or all of Tenant’s Parties. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Premises without first obtaining Landlord’s written consent (which consent may withheld in Landlord’s reasonable discretion) and affording Landlord the reasonable opportunity to participate in any such proceedings. As used herein, the term (x) “Environmental Laws” shall mean any and all laws pertaining to Hazardous Materials or that otherwise deal with, or relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind; and (y) “Hazardous Materials” shall mean any waste, material or substance (whether in the form of liquids, solids or gases, and whether or not air-borne) that is, which is or may be deemed to be or include a pesticide, petroleum, asbestos, polychlorinated biphenyl, radioactive material, urea formaldehyde or any other pollutant or contaminant that is or may be deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or that presents a risk to public health or to the environment, and which is or becomes regulated by any Environmental Law. Landlord warrants and represents that it has not violated, and covenants that it shall not violate, any Environmental Laws in the Premises or the Property and further warrants and represents that, to Landlord’s Actual Knowledge, there are no Hazardous Materials in the Premises.

10.	INSURANCE

10.1. Insurance to be maintained by Landlord: Landlord shall maintain throughout the Term (a) “all- risk” property insurance covering the Property (at its full replacement cost), but excluding Tenant’s Property, and (b) commercial general public liability insurance covering Landlord for claims arising out of liability for bodily injury, death, personal injury, advertising injury and property damage occurring in and about the Property and otherwise resulting from any acts and operations of Landlord, its agents and employees, and (c) rent loss insurance (collectively, “Landlord’s Policies”), all of the above with limits that are required by any lender(s) of Landlord or as are otherwise reasonably determined by Landlord.

10.2. Liability Insurance: Tenant shall purchase at its own expense and keep in force during this Lease, a policy or policies of (i) commercial general liability insurance, including personal injury and property damage, in the amount of not less than $2,000,000.00 per occurrence and $5,000,000.00 annual general aggregate per location, and comprehensive automobile liability insurance covering Tenant against any losses arising out of liability for personal injuries or deaths of persons and property damage occurring in or about the Premises and Property and (ii) “all-risk” property insurance covering Tenant’s Property (and damage to other property resulting from any acts or operations of Tenant). Said policies shall (a) name Landlord, Agent, and any party holding an interest to which this Lease may be subordinated as additional insureds, (b) be issued by an insurance company with a Best rating of A-X or better and otherwise reasonably acceptable to Landlord and licensed to do business in the state in which the Property is located, (c) provide that said insurance shall not be canceled or materially modified unless thirty (30) days’ prior written notice shall have been given to Landlord, (d) provide coverage on an occurrence basis; (e) be primary, not contributing with, and not in excess of coverage that Landlord may carry; (f) include a hostile fire endorsement; and (g) otherwise be in such form and include such coverages as Landlord may reasonably require. Said policy or policies or, at Landlord’s option, Certificate of Insurance, in a form reasonably acceptable to Landlord, evidencing said policies, shall be delivered to Landlord by Tenant upon commencement of the Lease and renewals thereof shall be delivered at least thirty (30) days prior to the expiration of said insurance. Failure to deliver such policies or certificates in accordance herewith shall constitute a default by Tenant under this Lease.

10.3. Waiver of Subrogation: To the extent permitted by law, and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other for (a) damages to property, (b) damages to all or any portion of either or both of the Premises and the Property, or claims arising by reason of the foregoing, to the extent such damages and claims are insured against or required to be insured against by Landlord or Tenant under this Lease. This provision is intended to waive, fully and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation by any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the provisions of this section.

11. ALTERATIONS

11.1. Procedural Requirements: Tenant may, from time to time, at its expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as “Alterations”), provided that Tenant first obtains the written consent of Landlord in each instance. Landlord’s consent to Alterations shall not be unreasonably withheld, provided that: (a) the Alterations are non-structural and the structural integrity of the Property shall not be affected; (b) the Alterations are to the interior of the Premises; (c) the proper functioning of the mechanical, electrical, heating, ventilating, air-conditioning (“HVAC”), sanitary and other service systems of the Property shall not be affected and the usage of such systems by Tenant shall not be increased; (d) the Alterations have no adverse effect on other leased premises in the Property; (e) Tenant shall have appropriate insurance coverage, reasonably satisfactory to Landlord, regarding the performance and installation of the Alterations; (f) the Alterations shall conform with all other requirements of this Lease; (g) Tenant shall agree that such Alterations shall, at the option of the Landlord, become the property of the Landlord upon the Expiration Date and shall be surrendered with the Premises as a part thereof, or shall be removed at Tenant’s expense, provided Landlord gives written notice that it will require removal prior to installation; and (h) Tenant shall have provided Landlord with reasonably detailed plans (the “Plans”) for such Alterations in advance of requesting Landlord’s consent. Additionally, before proceeding with any Alterations, Tenant shall (i) at Tenant’s expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations; (ii) submit to Agent, for Landlord’s written approval, working drawings, plans and specifications and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received said approval; and (iii) cause those contractors, materialmen and suppliers engaged to perform the Alterations to deliver to Landlord certificates of insurance (in a form reasonably acceptable to Landlord) evidencing policies of commercial general liability insurance (providing the coverages reasonably acceptable to Landlord) and workers compensation insurance. Such insurance policies shall satisfy the obligations imposed under Section 10.2(a) through (d), (f), (g), (h) and (i). After obtaining Landlord’s approval to the Alterations, Tenant shall give Landlord at least five days’ prior written notice of the commencement of any Alterations at the Premises, and Landlord may elect to record and post notices of non-responsibility at the Premises. Notwithstanding the foregoing, Tenant may make minor Alterations (deemed to be Alterations costing $15,000 or less) without obtaining Landlord’s consent, provided that such minor Alterations meet the requirements listed in items (a)-(g) of this Section 11.1.

11.2. Performance of Alterations: Tenant shall cause the Alterations to be performed in compliance with all applicable permits, laws and requirements of public authorities, and with Landlord’s reasonable rules and regulations or any other restrictions that Landlord or Agent may reasonably impose on the Alterations. Tenant shall cause the Alterations to be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the Property established by Landlord or Agent. Alterations shall be performed by properly licensed contractors first approved by Landlord, and Tenant’s agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony, and not interfere with, Landlord and its agents and contractors (if any) or with any other tenants or occupants of the Property. Tenant shall obtain all necessary permits and certificates for final governmental approval of the Alterations and shall provide Landlord with “as built” plans, copies of all construction contracts, governmental permits and certificates and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers. 11.3. Lien Prohibition. Tenant shall pay when due all claims for labor and material furnished to the Premises in connection with the Alterations. Tenant shall not permit any mechanics or materialmen’s liens to attach to the Premises or the Property. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within 30 days after receipt of notice of the filing thereof; or, if acceptable to Landlord, in its reasonable determination, Tenant may procure (for Landlord’s benefit) a bond or other protection against any such lien or encumbrance. In the event Tenant has not so performed, Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord, on demand and as Additional Rent under this Lease, for all costs and expenses incurred in connection therewith, together with interest thereon at the rate set forth in Section 22.3, which expenses shall include reasonable fees of attorneys of Landlord’s choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises or the Property. Tenant agrees to and shall indemnify and save Landlord free and harmless against liability, loss, damage, costs or expenses, including attorney’s fees and costs of discovery and suit, on account of claims of liens of laborers or materialmen or others for Alterations performed for, or materials or supplies furnished to, Tenant or persons claiming under Tenant.

The language of this provision shall be binding upon the Landlord, its successors and assigns, and the heirs, assignees, administrators, legal representatives, executors or successors of the Tenant.

THE INTEREST OF THE LANDLORD IN THE PREMISES AND THE PROPERTY SHALL NOT, UNDER ANY CIRCUMSTANCES, BE SUBJECT TO LIENS FOR ALTERATIONS MADE BY THE TENANT OR ANY OTHER ACT OF TENANT.

A notice concerning this provision of this Lease has been executed by Landlord and has been recorded with the clerk of the Court of the County named in Section 1.3. This Notice reads as follows:

SPECIMEN

NOTICE REGARDING MECHANIC LIENS

Notice is hereby given of certain provisions contained in the Leases between Fowler DC, L.L.C., as Landlord, and the Tenants of the Premises on property hereinafter described. This notice is given pursuant to 713.10, Florida Statutes, 1997. Fowler DC, L.L.C., as Landlord, and on behalf of its successors and assigns hereby gives notice as follows:

1. The name of the Landlord is Fowler DC, L.L.C.

2. The legal description of the parcel of land to which this notice applies is described in Exhibit “A” attached hereto and by this reference made a part hereof.

3. MECHANIC’S LIEN: Tenant agrees that Tenant will pay or cause to be paid all costs for Alterations and other acts done by Tenant or caused to be done by Tenant on the Premises of a character which could, but for the prohibitions hereinafter contained, result in liens on Landlord’s interest therein, and Tenant will keep the Premises free and clear of all mechanic’s liens and other liens on account of Alterations done for Tenant or persons claiming under Tenant. Tenant agrees to and shall indemnify and save Landlord free and harmless against liability, loss, damage, costs or expenses, including attorney’s fees and costs of discovery and suit, on account of claims of liens of laborers or materialmen or others for Alterations performed for, or materials or supplies furnished to, Tenant or persons claiming under Tenant.

THE INTEREST OF THE LANDLORD IN THE PREMISES AND THE PROPERTY SHALL NOT, UNDER ANY CIRCUMSTANCES, BE SUBJECT TO LIENS FOR ALTERATIONS MADE BY THE TENANT OR ANY OTHER ACT OF TENANT.

4. All leases entered into for space in the Premises on the parcel of land described in Exhibit “A” attached hereto contain the language identified in paragraph 3 above.

LANDLORD:

Fowler DC, L.L.C., a Florida limited liability company

By:
Its:	Manager

STATE OF FLORIDA:

COUNTY OF HILLSBOROUGH:

The foregoing instrument was acknowledged before me and executed on behalf of FOWLER DC, L.L.C., this              day of                     , 2006, by Executive Director of Investments of First Industrial Realty Trust, Inc., a Maryland corporation. He is personally known to me.

Notary Public
My Commission Expires:

END OF SPECIMEN

Tenant agrees that the Public Notice contained above, which has been recorded in the public records of the county where the leased Premises are located, may be effectively discharged, released, and removed from said public records by Landlord alone executing and recording in the public records a notice that the leased Premises are discharged and released from the terms of this Section, as well as all other provisions of this Lease. Landlord shall upon expiration or earlier termination of this Lease, record in all counties where Notice Regarding Mechanic’s Liens were recorded, a Notice that the leased Premises are discharged and released from the terms of this section. The provisions of this section shall survive the expiration or earlier termination of this Lease.

12. LANDLORD’S AND TENANT’S PROPERTY

12.1. Landlord’s Property: Subject to Section 12.2, all fixtures, machinery, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of, or during the Term, whether or not placed there by or at the expense of Tenant, shall become and remain a part of the Premises; shall be deemed the property of Landlord (the “Landlord’s Property”), without compensation or credit to Tenant; and shall not be removed by Tenant at the Expiration Date unless Landlord requests their removal in writing prior to installation. Further, any personal property in the Premises on the Commencement Date, movable or otherwise, unless installed and paid for by Tenant, shall be and shall remain the property of Landlord and shall not be removed by Tenant. In no event shall Tenant remove any of the following materials or equipment without Landlord’s prior written consent: any power wiring or power panels, lighting or lighting fixtures, wall or window coverings, carpets or other floor coverings, heaters, air conditioners or any other HVAC equipment, fencing or security gates, or other similar building operating equipment and decorations.

12.2. Tenant’s Property: All movable non-structural partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, that are installed in the Premises by, or for the account of, Tenant without expense to Landlord and that can be removed without structural damage to the Property, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, the “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term, provided Tenant repairs or pays the cost of repairing any damage to the Premises or to the Property resulting from the installation and/or removal thereof. At or before the Expiration Date, or the date of any earlier termination, Tenant, at its expense, shall remove from the Premises all of Tenant’s Property and any Alterations (except such Alterations that constitute Landlord’s Property; or as Landlord shall have failed to provide written notice requiring removal, which property shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Property resulting from any installation and/or removal of Tenant’s Property. Any other items of Tenant’s Property that shall remain in the Premises after the Expiration Date, or following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property or be disposed of by Landlord, in Landlord’s sole and absolute discretion and without accountability, at Tenant’s expense. Notwithstanding the foregoing, if Tenant is in default under the terms of this Lease, it may remove Tenant’s Property from the Premises only upon the express written direction of Landlord.

13. REPAIRS AND MAINTENANCE

13.1. Tenant Repairs and Maintenance: Tenant shall, at its expense, throughout the Term, maintain and preserve, in good working order and repair (subject to normal and customary wear and tear and casualty), the Premises and the fixtures and appurtenances therein (including, but not limited to, the Premises’ plumbing, all doors, overhead or otherwise, glass and levelers located in the Premises or otherwise available in the Property for Tenant’s sole use; and excluding, however, those components of the Premises for which Landlord is expressly responsible under Section 13.2 and those components of the building systems that do not serve the Premises). Tenant shall also be responsible for all cost and expenses incurred to perform any and all repairs and replacements (whether structural or non-structural; interior or exterior; and ordinary or extraordinary), in and to the Premises and the Property and the facilities and systems thereof, if and to the extent that the need for such repairs or replacements arises directly or indirectly from (a) the performance or existence of any Alterations, (b) the installation, use or operation of Tenant’s Property in the Premises, (c) the moving of Tenant’s Property in or out of the Property, or (d) any act, omission, misuse, or neglect of Tenant, any of its subtenants, or others entering into the Premises by act or omission of Tenant or any subtenant. Without limiting the generality of the foregoing, Tenant, at its expense, shall promptly replace or repair all scratched, damaged, or broken doors in and about the Premises, and replace and properly dispose of all light bulbs in the Premises and repair and maintain all plumbing and electrical fixtures therein. Any repairs or replacements required to be made by Tenant to any or all of the structural components of the Property and the mechanical, electrical, sanitary, or other systems of the Property or Premises shall be performed by appropriately licensed contractors approved by Landlord, which approval shall not be unreasonably withheld. All such repairs or replacements shall be subject to the supervision and control of Landlord, and all repairs and replacements shall be made with materials of equal or better quality than the items being repaired or replaced.

13.2. Landlord Repairs: Notwithstanding anything herein to the contrary, Landlord shall repair, replace and restore the foundation, exterior and interior load-bearing walls (it being understood that costs incurred by Landlord for normal upkeep and maintenance of exterior wall facings shall be considered Operating Expenses), roof structure and roof covering of the Property (the “Landlord Repairs”). Landlord agrees to commence Landlord Repairs within a reasonable period of time after receiving from Tenant written notice of the need for such repairs. However, in the event that: (i) any repair, replacement or restoration is necessitated by any or all of the matters set forth in Sections 13.1 (a), (b), (c) or (d), or (ii) should it become necessary in Landlord’s reasonable discretion, to undertake any repair, replacement or restoration that is solely the responsibility of the Tenant hereunder [(i) and (ii) collectively, “Tenant Necessitated Repairs”], then Tenant shall reimburse Landlord for all reasonable costs and expenses that Landlord incurs in performing such Tenant Necessitated Repairs, plus a fifteen percent (15%) construction management fee. Such reimbursement shall be paid, in full, within ten (10) days after Landlord’s delivery of demand therefor.

14. UTILITIES: Tenant shall purchase all utility services from the utility or municipality providing such service; shall provide for scavenger, cleaning and extermination services; and shall pay for such services when payments are due. Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services. Tenant’s use of electrical energy in the Premises shall not, at any time, exceed the capacity of either or both of (i) any of the electrical conductors and equipment in or otherwise servicing the Premises. Tenant shall be responsible for the cost of collection and removal of trash from the Premises whether, Tenant purchases such services directly or Landlord arranges for same. Landlord may, if Landlord so elects, install re-registering meters at the Premises and collect from Tenant, as Additional Rent, any and all charges for utilities so metered, at a cost no greater to Tenant than would be incurred should the local utility company or governmental unit have furnished such utilities directly to the Premises.

15. INVOLUNTARY CESSATION OF SERVICES: Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of the, electric, sanitary, elevator (if any), or other systems serving the Premises, or to stop any other services required by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or the making of repairs or changes which Landlord or Agent in good faith deems necessary or (ii) any other cause beyond Landlord’s reasonable control. Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of services to the Premises or to the Property that occurs as a result of causes beyond Landlord’s or Agent’s reasonable control. No such interruption of service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease, including, but not limited to, the obligation to pay Rent.

16. LANDLORD’S RIGHTS: Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises at any time or times upon reasonable prior notice (except in the event of emergency): (a) to examine and inspect the Premises and to show them to actual and prospective lenders, prospective purchasers or mortgagees of the Property or providers of capital to Landlord and its affiliates; and (b) to make such repairs, alterations, additions and improvements in or to all or any portion of either or both of the Premises and the Property, or the Property’s facilities and equipment as Landlord is required or desires to make. Landlord and Agent shall be allowed to take all materials into and upon the Premises that may be required in connection with any repairs, alterations, additions or improvements, without any liability to Tenant and without any reduction or modification of Tenant’s covenants and obligations hereunder; provided, however, that Landlord shall use its best efforts to avoid interference with Tenant’s business operations and Tenant’s occupancy and use of the Premises. During the period of six (6) months prior to the Expiration Date (or at any time, if Tenant has vacated or abandoned the Premises or is otherwise in default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants. If Tenant shall not be personally present to permit an entry into Premises when for any reason an entry therein shall be permissible, Landlord may enter the same by a master key or by the use of force without rendering Landlord liable therefore and without in any manner affecting Tenant’s obligations under this Lease. Additionally, Landlord and Agent shall have the following rights with respect to the Premises, exercisable, without notice to Tenant, without liability to Tenant, and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (i) to designate and approve, prior to installation, all types of signs; (ii) to have pass keys, access cards, or both, to the Premises; and (iii) to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant vacates or abandons the Premises for more than thirty (30) consecutive days or with no intention of reoccupying the Premises; and (iv) to install “For lease” signs in or upon the Premises beginning one hundred eighty (180) days prior to the end of the Term. Landlord shall have no obligation to provide any security service or alarms to the Property or the Premises; any such security service or alarms deemed necessary by the Tenant shall be purchased directly by Tenant.

17. NON-LIABILITY AND INDEMNIFICATION

17.1. Non-Liability: Except as provided in Section 17.2.2, and except for losses, injuries or damages caused by Landlord’s breach of its obligations or representations under this Lease, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss. Further, except as provided in Section 17.2.2, none of Landlord, Agent, any other managing agent, or their respective partners, directors, officers, agents and employees shall be liable to Tenant (a) for any damage caused by other tenants or persons in, upon or about the Property, or caused by operations in construction of any public or quasi-public work; (b) with respect to matters for which Landlord is liable, for consequential or indirect damages purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; (c) any latent defect in the Premises or the Property; or (d) injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Property, or from the pipes, appliances or plumbing work of the same.

17.2. Indemnification

17.2.1. Tenant Indemnification: Subject to the provisions of Section 10.3 hereof with respect to waiver of subrogation, and excluding losses for which Tenant is indemnified by Landlord pursuant to Section 17.2.2, Tenant hereby indemnifies, defends, and holds Landlord, Agent and their respective affiliates, owners, partners, directors, officers, agents and employees (collectively, “Landlord Indemnified Parties”) harmless from and against any and all losses (defined below) arising from or in connection with (a) the conduct or management of the Premises or any business therein, or any work or Alterations done, or any condition created by any or all of Tenant and Tenant’s Parties in or about the Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant is given access to the Premises; (b) any act, omission or negligence of any or all of Tenant and Tenant’s Parties; (c) any accident, injury or damage whatsoever (unless caused by Landlord’s negligence) occurring in, at or upon either or both of the Property and the Premises and caused by any or all of Tenant and Tenant’s Parties; (d) any breach by Tenant of any of its warranties and representations under this Lease; (e) any actions necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code; (f) any violation or alleged violation by any or all of Tenant and Tenant’s Parties of any law including, without limitation, any Environmental law; (g) any breach of the provisions of Section 9 by any or all of Tenant and Tenant’s Parties; (h) claims for work or labor performed or materials and supplies furnished to or at the request of Tenant; and (i) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; (j) any Hazardous Materials used, exposed, emitted, released, discharged, generated, manufactured, sold, transported, handled, stored, treated, reused, presented, disposed of or recycled in, at, near or under all or any portion of the Premises as a result of the acts or omissions of any or all of Tenant and Tenant’s Parties; or (k) the violation of any Environmental law or any permit, application or consent required in connection with any Environmental law by any or all of Tenant and Tenant’s Parties with respect to the Premises during the Term, excluding, however, any violation of any Environmental law resulting from the acts or omissions of Landlord and Landlord’s employees, agents and contractors (collectively, “Tenant’s Indemnified Matters”). In case any action or proceeding is brought against any or all of Landlord and the Landlord Indemnified Parties by reason of any of Tenant’s Indemnified Matters, Tenant, upon notice from any or all of Landlord, Agent or any Superior Party (defined below), shall resist and defend such action or proceeding by counsel reasonably satisfactory to, or selected by, Landlord. The term “losses” shall mean [all claims, demands, expenses, actions, judgments, damages (whether direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord’s interest in the Premises or the Property, damages for the loss or restriction on use of any space or amenity within the Premises or the Property, damages arising from any adverse impact on marketing space in the Property, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, without limitation, attorneys’ and consultants’ fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity.] The provisions of this Section 17.2.1 shall survive the expiration or termination of this Lease.

17.2.2. Landlord Indemnification: Subject to the provisions of Section 10.3 hereof with respect to waiver of subrogation, Landlord hereby indemnifies, defends and holds Tenant harmless from and against any and all claims, expenses, losses, costs, damages (actual, but not consequential or speculative), judgments, causes of action, administrative proceedings, penalties, fines, liabilities, and third party expenses (including, but not limited to, court costs and attorneys’ reasonable fees) actually suffered or incurred by Tenant caused (i) as the direct result of any negligent, willful or intentional acts or omissions of any or all of Landlord, Agent and any parties under the direct control of either or both of Landlord or Agent or (ii) by the existence of any

Hazardous Substances on or in the Premises, to the extent that such Hazardous Substances were on or in the Premises prior to the Commencement Date or after the Commencement Date unless caused by Tenant. In the event that any action or proceeding is brought against Tenant, and the foregoing indemnity is applicable to such action or proceeding, then Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant. Notwithstanding anything to the contrary set forth in this Lease, however, in all events and under all circumstances, the liability of Landlord to Tenant shall be limited to the interest of Landlord in the Property, and Tenant agrees to look solely to Landlord’s interest in the Property for the recovery of any judgment or award against Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency. The provisions of this Section 17.2.2 shall survive the expiration or termination of this Lease.

17.3. Force Majeure: The obligations of Tenant hereunder shall not be affected, impaired or excused, and Landlord shall have no liability whatsoever to Tenant, with respect to any act, event or circumstance arising out of (a) Landlord’s failure to fulfill, or delay in fulfilling any of its obligations under this Lease by reason of labor dispute, governmental preemption of property in connection with a public emergency or shortages of fuel, supplies, or labor, or any other cause, whether similar or dissimilar, beyond Landlord’s reasonable control; or (b) any failure or defect in the supply, quantity or character of utilities furnished to the Premises, or by reason of any requirement, act or omission of any public utility or others serving the Property, beyond Landlord’s reasonable control.

18. DAMAGE OR DESTRUCTION

18.1. Notification and Repair: Tenant shall give prompt notice to Landlord and Agent of (a) any fire or other casualty to the Premises, and (b) any damage to or defect in any part or appurtenance of the Property’s sanitary, electrical, HVAC, elevator or other systems located in or passing through the Premises or any part thereof. Subject to the provisions of Section 18.3 below, if either or both of the Property and the Premises is damaged by fire or other insured casualty, Landlord shall repair (or cause Agent to repair) the damage and restore and rebuild the Property and/or the Premises (except for Tenant’s Property) with reasonable dispatch after (x) notice to it of the damage or destruction and (y) the adjustment of the insurance proceeds attributable to such damage. Subject to the provisions of Section 18.3 below, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for purported inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Property pursuant to this Section. Landlord (or Agent, as the case may be) shall use its diligent, good faith efforts to make such repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant’s use and occupancy of the Premises, but Landlord or Agent shall not be required to do such repair or restoration work except during normal business hours of business days.

18.2. Rental Abatement: If (a) the Property is damaged by fire or other casualty thereby causing the Premises to be inaccessible or (b) the Premises are partially damaged by fire or other casualty, the Rent shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant.

18.3. Total Destruction: If the Property or the Premises shall be totally destroyed by fire or other casualty, or if the Property shall be so damaged by fire or other casualty that (in the reasonable opinion of a reputable contractor or architect designated by Landlord): (i) its repair or restoration requires more than one hundred eighty (180) days or (ii) such repair or restoration requires the expenditure of more than fifty percent (50%) of the full insurable value of the Property immediately prior to the casualty or (iii) the damage (x) is less than the amount stated in (ii) above, but more than ten percent (10%) of the full insurable value of the Property; and (y) occurs during the last two years of Lease Term, Landlord and Tenant shall each have the option to terminate this Lease (by so advising the other, in writing) within 10 days after said contractor or architect delivers written notice of its opinion to Landlord and Tenant, but in all events prior to the commencement of any restoration of the Premises or the Property by Landlord. In such event, the termination shall be effective as of the date upon which either Landlord or Tenant, as the case may be, receives timely written notice from the other terminating this Lease pursuant to the preceding sentence. If neither Landlord nor Tenant timely delivers a termination notice, this Lease shall remain in full force and effect. If (A) any holder of a mortgage or deed of trust encumbering the Property or Landlord pursuant to a ground lease encumbering the Property

(collectively, “Superior Parties”) or other party entitled to the insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Premises or the Property, or (B) the issuer of any casualty insurance policies on the Property fails to make available to Landlord sufficient proceeds for restoration of the Premises or the Property, then Landlord may, at Landlord’s sole option, terminate this lease by giving Tenant written notice to such effect within thirty (30) days after Landlord receives notice from the Superior Party or insurance company, as the case may be, that such proceeds shall not be made available, in which event the termination of this Lease shall be effective as of the date Tenant receives written notice from Landlord of Landlord’s election to terminate this Lease. For purposes of this Section 18.3 only, “full insurable value” shall mean replacement cost, less the cost of footings, foundations and other structures below grade.

19. EMINENT DOMAIN: If the whole, or any substantial portion, of the Property is taken or condemned for any public use under any law or by right of eminent domain, or by private purchase in lieu thereof, and such taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate effective when the physical taking of said Premises occurs. If less than a substantial portion of the Property is so taken or condemned, or if the taking or condemnation is temporary (regardless of the portion of the Property affected), this Lease shall not terminate, but the Rent payable hereunder shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant. Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking or conveyance, and Tenant shall have no claim against Landlord for the value of any unexpired portion of this Lease. Notwithstanding the foregoing, any compensation specifically awarded to Tenant for loss of business or goodwill, or for its personal property, shall be the property of Tenant.

20. SURRENDER AND HOLDOVER: On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises, (a) Tenant shall quit and surrender the Premises to Landlord “broom-clean” and in good order, condition and repair, except for ordinary wear and tear, damage due to casualty and such damage or destruction as Landlord is required to repair or restore under this Lease, and (b) Tenant shall remove all of Tenant’s Property therefrom, except as otherwise expressly provided in this Lease. The obligations imposed under the preceding sentence shall survive the termination or expiration of this Lease. If any repairs are required to be performed in, to or at the Premises (pursuant to the preceding sentence or any other applicable provision of this Lease) upon the expiration or termination of the Term, Tenant shall cause such repairs to be performed, to Landlord’s reasonable satisfaction, within ten (10) business days after the date on which this Lease is terminated or expired. If Tenant fails to timely comply with the preceding sentence, then Landlord shall have the right to cause the repairs to be performed, at Tenant’s expense, and all reasonable expenses so incurred by Landlord shall bear interest (at the rate specified in the second sentence of Section 22.3) from the date the expense is incurred until the date paid, in full, by Tenant (inclusive of interest). If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant’s right to possession: (i) Tenant shall be deemed a tenant-at-will; (ii) Tenant shall pay one hundred fifty percent (150%) of the aggregate of the Base Rent and Additional Rent last prevailing hereunder, and also shall pay all actual damages sustained by Landlord, directly by reason of Tenant’s remaining in possession after the expiration or termination of this Lease; (iii) there shall be no renewal or extension of this Lease by operation of law; and (iv) the tenancy-at-will may be terminated upon fifteen (15) days’ written notice from Landlord. The provisions of this Section 20 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.

21. EVENTS OF DEFAULT

21.1. Bankruptcy of Tenant: It shall be a default by Tenant under this Lease if Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant under any state or federal bankruptcy or insolvency law that is not dismissed within 90 days, or whenever a petition is filed by or against (to the extent not dismissed within 90 days) Tenant or whenever a petition is filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law or like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Code or similar law, or whenever a receiver of Tenant, or of, or for, the property of Tenant, as shall be appointed, or Tenant admits it is insolvent or is not able to pay its debts as they mature.

21.2. Default Provisions: Each of the following shall constitute a default by Tenant under this Lease: (a) if Tenant fails to pay Rent or any other payment when due hereunder, provided, however, that, upon the first two occurrences of any such delinquency during any given Operational Year, Landlord shall notify Tenant in writing of such delinquency, and such delinquency shall constitute a default hereunder only if it continues for five (5) business days after delivery of such notice from Landlord; (b) if Tenant abandons or vacates the Premises; or (c) if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of thirty (30) days after Landlord’s delivery to Tenant of written notice of such default under this Section 21.2 (b); provided, however, that if the default cannot, by its nature, be cured within such thirty (30) day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial thirty (30) day cure period, then Landlord shall not exercise its remedies under Section 22 unless such default remains uncured for more than sixty (60) days after Landlord’s notice.

22. RIGHTS AND REMEDIES

22.1. Landlord’s Cure Rights Upon Default of Tenant: If Tenant defaults in the performance of any of its obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account, and at the expense of, Tenant upon compliance with any notice requirements and cure periods set forth in Section 21.2.

22.2. Landlord’s Remedies: In the event of any default by Tenant under this Lease, Landlord, at its option, and after any applicable proper notice and cure period (as required pursuant to Section 21.2), but without additional notice or demand from Landlord, if any, as provided in Section 21.2 has expired, may, in addition to ail other rights and remedies provided in this Lease, or otherwise at law or in equity: (a) terminate this Lease and Tenant’s right of possession of the Premises; or (b) terminate Tenant’s right of possession of the Premises without terminating this Lease; provided, however, that Landlord shall use its reasonable efforts, whether Landlord elects to proceed under Subsections (a) or (b) above, to relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are acceptable to Landlord. In addition, for purposes of any reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent deemed necessary by Landlord, in its sole, but reasonable, discretion. In the event of the termination of this Lease by Landlord pursuant to (a) above, Landlord shall be entitled to recover from Tenant (i) all damages and other sums that Landlord is entitled to recover under any provision of this Lease or at law or in equity, including, but not limited to, all fixed dollar amounts of Base Rent and Additional Rent accrued and unpaid for the period up to and including such termination date; (ii) all other additional sums payable by Tenant, or for which Tenant is liable, or in respect of which Tenant has agreed to indemnify Landlord, under any of the provisions of this Lease, that may be then owing and unpaid; (iii) all costs and expenses (including, without limitation, court costs and attorneys’ reasonable fees) incurred by Landlord in the enforcement of its rights and remedies under this Lease; and (iv) any damages provable by Landlord as a matter of law including, without limitation, an amount equal to the positive difference, if any, between (x) the discounted present value (at 6% per annum) of the Base Rent provided to be paid for the remainder of the Term (measured from the effective termination date of this Lease) and (y) the fair market rental value of the Leased Premises (determined at the date of termination of this Lease) after deduction (from such fair market rental value) of the projected costs and expenses of reletting the Premises (including the anticipated costs of repairs, alterations, improvements, additions, legal fees and brokerage commissions) as reasonably estimated by Landlord. If Landlord elects to pursue its rights and remedies under Subsection (b) above, and the Premises is relet and a sufficient sum is not realized therefrom, then to satisfy the payment, when due, of Base Rent and Additional Rent reserved under the Lease for any monthly period (after payment of all Landlord’s reasonable expenses of reletting), Tenant shall, when payments of Base Rent become due. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. If Landlord elects to pursue its rights and remedies under Subsection (b), then Landlord shall at any time have the further right and remedy to rescind such election and pursue its rights and remedies under Subsection (a). In the event Landlord elects, pursuant to clause (b) of this Section 22.2, to terminate Tenant’s right of possession only, without terminating this Lease, Landlord may, at Landlord’s option, enter into the Premises, remove Tenant’s Property, Tenant’s signs and other evidences of tenancy, as provided in Section 20 hereof, and restore the Premises to the condition required hereunder, provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant’s obligation to pay the Base Rent and Additional Rent reserved hereunder for the full Term, or from any other obligation of Tenant under this Lease accruing prior to the date of such dispossession. Any and all property that may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand; any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken from storage by Tenant within 30 days after the end of the Term, however terminated, shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale, without further payment or credit by Landlord to Tenant.

22.3. Additional Rights of Landlord: Any and all reasonable costs, expenses and disbursements, of any kind or nature, incurred by Landlord or Agent in connection with the valid enforcement of any and all of the terms and provisions of this Lease, including attorneys’ reasonable fees (through all appellate proceedings), shall be due and payable (as Additional Rent) upon Landlord’s submission of an invoice therefor. All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the rate of 5% per annum above the :”prime:” or :”reference:” or :”base:” rate (on a per annum basis) of interest publicly announced as such, from time to time, by the First Chicago/NBD Bank, from the due date thereof until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord’s or Agent’s submission of an invoice therefor. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law. In addition to any provisions which may be additionally provided for by law, Tenant hereby grants to Landlord a security interest, pledged for the payment of any and all sums due under this Lease, into any and all personal property, goods, furnishings or equipment which may be owned by Tenant and housed within the Premises subject to this Lease and shall provide such UCC statements as Landlord may require. In the event of default, Tenant hereby consents that Landlord may immediately take possession of the Premises including personal property therein contained and may dispose or otherwise liquidate the same for the payment of Base Rent or Additional Rent with any surplus to inure to the benefit of the Tenant. Tenant further consents to the entry of ex parte injunctive relief to prohibit the removal of any personality from the leased Premises at any time wherein Tenant may be in default. Tenant further waives the provisions of the posting of any bond by Landlord as provided for by Chapter 83 of the Florida Statutes or otherwise by law. The effective date of both the statutory Landlord’s Lien and this aforementioned security interest shall be the inception of Tenant’s tenancy of the Premises, it being expressly agreed that any renewal, extension or modification of this Lease shall not result in a novation nor in a new Lease, such that this effective date shall remain unchanged throughout Tenant’s tenancy.

22.4. Event of Bankruptcy: In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) “adequate assurance of future performance” by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three times the then current Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as “Rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

23. BROKER: Tenant covenants, warrants and represents that the broker set forth in Section 1.8(A) was the only broker to represent Tenant in the negotiation of this Lease (“Tenant’s Broker”). Landlord covenants, warrants and represents that the broker set forth in Section 1.8 (B) was the only broker to represent Landlord in the negotiation of this Lease (“Landlord’s Broker”). Subject to the terms of Section 1.16, Landlord shall be solely responsible for paying the commission of Landlord’s Broker and Tenant’s Broker. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder’s fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of this Lease for any reason.

24. Miscellaneous

24.1. Merger: All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

24.2. Notices: Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service:

If to Landlord:	Fowler DC, L.L.C.
2910 Bay to Bay Boulevard
Suite 200
Tampa, FL 33629

With a copy to:	Hill, Ward & Henderson, P.A.
W. Lawrence Smith, Esq.
101 East Kennedy Boulevard
Suite 3700
Tampa, Florida 33602

If to Tenant:	Digital Lightwave, Inc.
15550 Lightwave Drive
Clearwater, FL 33760

24.3. Non-Waiver: The failure of either party to insist, in anyone or more instances, upon the strict performance of anyone or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

24.4. Legal Costs: Any party in breach or default under this Lease (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon demand for any legal fees and court (or other administrative proceeding) costs or expenses that the Nondefaulting Party incurs in connection with the breach or default, regardless whether suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, in the event of litigation, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys’ fees and costs, which sum shall be paid by the losing party. Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection with Tenant’s request for Landlord’s consent under provisions of this Lease governing assignment and subletting, or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent; provided, however, that Tenant shall have no obligation to pay any such fees in excess of $1,000 for anyone such request.

24.5. Parties Bound: Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord’s ownership interest in the Property. In the event of such conveyance and transfer, Landlord’s obligations shall thereafter be binding upon each transferee (whether Successor Landlord or otherwise). No obligation of Landlord or Tenant shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

24.6. Recordation of Lease: Tenant shall not record or file this Lease (or any memorandum hereof) in the public records of any county or state.

24.7. Survival of Obligations: Upon the expiration or other termination of this Lease, neither party shall have any further obligation nor liability to the other except as otherwise expressly provided in this Lease and except for such obligations as, by their nature or under the circumstances, can only be, or by the provisions of this Lease, may be performed after such expiration or other termination.

24.8. Governing Law; Construction: In the event that it is necessary to bring suit to enforce the terms of the Lease, the parties hereto agree that any court of competent jurisdiction situated in the County named in Section 1.3 shall have venue of such action. This agreement shall be deemed to have been made in the County named in Section 1.3 and shall be interpreted, and the rights and liabilities of the parties here determined, in accordance with the laws of the State of Florida. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Lease may be executed in counterpart and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

24.9. Time: Time is of the essence of this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Property is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

24.10. Authority of Tenant: Tenant represents that the party executing the Lease has been duly authorized to do so on behalf of Tenant.

24.11. WAIVER OF TRIAL BY JURY: THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

24.12. Intentionally Deleted.

24.13. Submission of Lease. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to Lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

24.14. Joint and Several Liability: All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant hereunder.

24.15. Intent of Parties: It is the intention and purpose of the respective parties hereto that this Lease shall be a “Net Lease” to the Landlord, and, subject to the express terms of the Lease, all cost or expense of whatever character or kind, general and special, ordinary and extraordinary, foreseen and unforeseen and of every kind and nature whatsoever that may be necessary in or about the operation of the Premises are to be viewed in light of such intention and purpose so as to construe this Lease as a “Net Lease”.

24.16. Radon Disclosure: In accordance with Florida Statute 404.056 effective January 1, 1989, the following information is provided:

Radon Gas: Radon is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

24.17. Riders: All Riders and Exhibits attached hereto and executed (or initialed) both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

[Signature Page to Follow]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

FOWLER DC, L.L.C.
a Florida limited liability company

Signed in the presence of:

[Signature Illegible]	By:	/s/ Joseph A. Kennedy
Witness		Signature

/s/ Donna M. Jenkins		James A. Kennedy
Witness		Print Name

	Its:	VP
Title

5-16-06
Date

TENANT:

/s/ Peggy Crusan	By:	/s/ Kenneth T. Myers
Witness		Signature

/s/ Elizabeth [Illegible]		Kenneth T. Myers
Print Name

	Its:	President & CEO
Title

May 15, 2006
Date

LEASE EXHIBIT A

(Page 1 of 3)

Premises:	Approximately 12,800 square feet of building rentable square feet (as illustrated on the Floor Plan on Page 2 hereof), in the property with the address of 11316 N. 46th Street (the “Building”).

Property:	The business park commonly known as Fowler Distribution Center, having the legal description given on Page 3 hereof.

City of:	Tampa

Zoning:	Zoning Classification: IH

LEASE EXHIBIT A

(Page 2 of 3)

FLOOR PLAN

Fowler Distribution Center

11316 N. 46th Street (the “Building”)

N
Country Vintner
VF Industries
Digital Lightwave
Johnson Controls
Country Vintner
Dealer Tire

LEASE EXHIBIT A-3

LEGAL DESCRIPTION

FOWLER DISTRIBUTION CENTER

Lots 25,26,27, and 28, TAMP A INDUSTRIAL PARK, according to the Map or Plat thereof, recorded in Plat Book 34, Page 79, of the Public Records of Hills borough County, Florida, less and except the South 322.41 feet of Lot 28 of TAMPA INDUSTRIAL PARK, according to the Map or Plat thereof, as recorded in Plat Book 34, Page 79~ of the Public records of Hillsborough County, Florida.

LEASE EXHIBIT B

Landlord’s Repairs And Improvements

(All improvements based on building standard specifications)

Prior to the Commencement Date, Landlord shall perform the following “Work Items” to the Premises:

NONE. Space is being leased in “as is” condition.

RULES AND REGULATIONS RIDER

TO BE MADE A PART OF LEASE BETWEEN

LANDLORD AND TENANT

1. No part of the Premises or Common Areas shall be used for any purpose other than as permitted by the zoning regulations of the County in which the Premises is located for the type of zoning given in Exhibit A or as stipulated in the Lease.

2. No materials or products shall be manufactured or stored that constitute a nuisance or cause the emission of noxious odors or gases or smoke. No burning of materials, outside or inside the Premises, will be permitted.

3. No fence, wall, loading facility, outside storage facility, or permanent improvements will be erected or constructed without the prior written approval of the Landlord.

4. Tenants will keep their Premises safe, clean, neat and provide for the removal of trash from their Premises. No pets will be allowed on the Premises.

5. No materials, supplies or products shall be stored outside without the prior written approval of the Landlord.

6. Tenants shall not cause or make an excessive noise, odor, harmful sewage or vibration that could be deemed objectionable to other tenants.

7. No signs are to be erected other than the standard formal Signs are not to be erected other than on the space provided for the Premises.

8. Each tenant is to maintain a pest control program appropriate to their Use.

9. A fifteen (15) mile-per-hour speed limit is to be observed within the Property.

10. No employee parking will be permitted on the streets or in the Property other than in the areas designated by the Landlord.

11. All enterprises are to be conducted in a business-like manner.